Exhibit 99.1

Rapid7 Announces Fourth Quarter and Full-Year 2016 Financial Results

Boston, MA – February 9, 2017 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of security data and analytics solutions, today announced its financial results for the fourth quarter and full-year 2016.

“During the fourth quarter we saw robust demand for our data and analytics solutions that provide better visibility and faster response times at a lower cost,” said Corey Thomas, President and Chief Executive Officer of Rapid7. “Our market opportunity is expanding as we continue to deliver IT and security solutions that are accessible to the resource-constrained mass market. Further, as we add more applications to the Insight platform, more customers are choosing to consolidate their IT and security spending with Rapid7. I am pleased with our improved execution during the quarter, and as we look towards 2017, we are focused on furthering our differentiation to drive customer adoption and consistent scale and leverage in the business.”

Fourth Quarter 2016 Financial Results

•	Total revenue for the fourth quarter of 2016 was $45.0 million, an increase of 37% year-over-year.

•	For the fourth quarter of 2016, GAAP loss from operations was ($9.9) million, an improvement compared to GAAP loss from operations of ($20.9) million in the fourth quarter of 2015. For the fourth quarter of 2016, non-GAAP loss from operations was ($5.5) million, an improvement compared to non-GAAP loss from operations of ($12.1) million in the fourth quarter of 2015.

•	For the fourth quarter of 2016, GAAP net loss was ($9.8) million or a GAAP loss per share of ($0.23), an improvement compared with GAAP net loss of ($21.1) million and GAAP loss per share of ($0.53) for the fourth quarter of 2015. For the fourth quarter of 2016, non-GAAP net loss was ($5.3) million or a non-GAAP net loss per share of ($0.13), an improvement compared with non-GAAP net loss of ($12.4) million or a non-GAAP net loss per share of ($0.31) for the fourth quarter of 2015.

•	During the three months ended December 31, 2016, the Company generated $7.1 million in cash from operations.

Full Year 2016 Financial Results

•	Total revenue for the full year 2016 was $157.4 million, an increase of 42% year-over-year.

•	For the full year 2016, GAAP loss from operations was ($49.0) million, compared to GAAP loss from operations of ($46.6) million for the full year 2015. For the full year 2016, non-GAAP loss from operations was ($29.3) million, an improvement compared to non-GAAP loss from operations of ($32.8) million for the full year 2015.

•	For the full year 2016, GAAP net loss was ($49.0) million or a GAAP loss per share of ($1.19). For the full year 2016, non-GAAP net loss was ($29.2) million or a non-GAAP net loss per share of ($0.71).

•	As of December 31, 2016, the Company had $71.9 million in cash and cash equivalents and short-term investments and $20.2 million of long-term investments, compared with $86.6 million in cash and cash equivalents as of December 31, 2015.

•	During the year ended December 31, 2016, the Company generated $9.1 million in cash from operations.

Recent Business Highlights

•	The renewal rate for the fourth quarter of 2016, which includes upsells and cross-sells of additional products and services, was 120% as compared to 126% in the fourth quarter of 2015. The expiring revenue renewal rate, which excludes upsells and cross-sells of additional products and services, remained relatively constant at 89% in the fourth quarter of 2016 as compared to 88% for the same period in the prior year.

•	63% of total revenue in the fourth quarter of 2016 came from recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, and managed services subscriptions. For the full year 2016, 62% of total 2016 revenue came from subscription-based recurring revenue.

•	86% of total revenue for the fourth quarter of 2016 came from deferred revenue on the balance sheet at the beginning of the quarter. 55% of total 2016 revenue came from deferred revenue on the balance sheet at the beginning of 2016.

•	For the fourth quarter of 2016, total revenue from North America increased 33% year-over-year to $38.0 million and comprised 84% of total revenue. Total revenue from international increased 64% year-over-year to $7.0 million and comprised 16% of total revenue for the fourth quarter of 2016. For the full year 2016, total revenue from North America increased 40% year-over-year to $135.0 million and comprised 86% of total revenue. Total revenue from international increased 59% year-over-year to $22.4 million and comprised 14% of total revenue for the full year 2016.

•	Ended full year 2016 with over 6,200 customers, an increase of 21% year-over-year.

•	Announced the appointment of Jeff Kalowski as Chief Financial Officer, effective January 9, 2017.

•	Announced newly expanded sales leadership team in January 2017 with Eric Erston joining Rapid7 as Senior Vice President of American Sales and Stephanie Furfaro promoted to Senior Vice President of Customer Success and Sales Strategy.

•	Announced the beta release of InsightOps, a new IT operations solution designed to centralize machine data across organizations’ infrastructure. Recognized for helping to establish user behavior analytics (UBA), Rapid7 is now pioneering a solution for another critical business challenge: providing IT teams with comprehensive operational awareness by pairing endpoint visibility and log analytics. With InsightOps, IT professionals will have the ability to easily search and ask questions of their data to gain insight regarding core issues faster.

First Quarter and Full-Year 2017 Guidance

Rapid7 anticipates total revenue, non-GAAP loss from operations, and non-GAAP net loss per share to be in the following ranges:

First Quarter 2017:

Total revenue	$42.6 to $44.0 million
Loss from operations (non-GAAP)	$(10.9) to $(9.9) million
Net loss per share (non-GAAP)	$(0.26) to $(0.24)

The first quarter net loss per share calculation assumes 42.4 million basic and diluted weighted average common shares outstanding.

Full-Year 2017:

Total revenue	$192 to $198 million
Loss from operations (non-GAAP)	$(29.0) to $(26.5) million
Net loss per share (non-GAAP)	$(0.68) to $(0.62)

The full-year net loss per share calculation assumes 43.2 million basic and diluted weighted average common shares outstanding. Guidance for the first quarter and full-year 2017 does not include any potential impact of foreign exchange gains or losses.

Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of intangible assets, acquisition related expenses and certain non-recurring, one-time items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis.

Conference Call and Webcast Information

Rapid7 will host a conference call today to discuss its results at 5:00 p.m. Eastern Time. The call will be accessible by telephone at 888-227-6496 (domestic) or 303-223-4374 (international). The call will also be available live via webcast on the Company’s web site at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21842023) until February 12, 2017. A webcast replay will be available at http://investors.rapid7.com.

About Rapid7

With Rapid7, technology professionals gain the clarity, command, and confidence to safely drive innovation and protect against risk. We make it simple to collect operational data across systems, eliminating blind spots and unlocking the information required to securely develop, operate, and manage today’s sophisticated applications and services. Our analytics and science transform your data into key insights so you can quickly predict, deter, detect, and remediate attacks and obstacles to productivity. Armed with Rapid7, technology professionals finally gain the insights needed to safely move their business forward. Rapid7 is trusted by more than 6,200 organizations across over 110 countries, including 38% of the Fortune 1000. To learn more about Rapid7 or get involved in our threat research, visit www.rapid7.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP loss from operations and non-GAAP net loss per share, which we believe are helpful to our investors. These measures, which we collectively refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and twelve months ended December 31, 2016 and 2015, we have excluded the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, and impairment of long-lived assets from our results in order to determine our non-GAAP gross profit, non-GAAP loss from operations and non-GAAP net loss.

We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. We also believe that excluding the impact of amortization of intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over a period of several years after the acquisition. We also believe that excluding the impact of the costs directly related to acquisitions and asset impairments allow for a more meaningful comparison between operating results from period to period, as these costs are unrelated to the current operations and neither comparable to the prior period nor predictive of future results. Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under GAAP and should not be considered as alternatives to gross profit, loss from operations, net loss or any other performance measures derived in accordance with GAAP. Accordingly, we believe that excluding these expenses provides investors and management with greater visibility into the underlying performance of our business operations, facilitates comparison of our results with other periods and may also facilitate comparison with the results of other companies in our industry. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons, and use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge you to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of GAAP to non-GAAP financial measures in the accompanying financial statement tables included in this press release for non-GAAP results for the three and twelve months ended December 31, 2016 and 2015.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the first quarter and full-year 2017, technical innovations, market opportunity, expanded product offerings and plans and objectives for future operations, including our ability to drive continued revenue growth and progress towards profitability, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 30, 2016 filed with the Securities and Exchange Commission on November 10, 2016, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###

IR Contact:

Jeff Bray

Vice President, Investor Relations

investors@rapid7.com

857-415-4419

Press contact:

Rachel E. Adam

Rapid7, Senior PR Manager

press@rapid7.com

(857) 415-4443

Rapid7, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$53,148	$86,553
Short-term investments	18,779	—
Accounts receivable, net	49,154	44,164
Prepaid expenses and other current assets	9,152	6,148

Total current assets	130,233	136,865
Long-term investments	20,162	—
Property and equipment, net	8,088	7,532
Goodwill	75,110	74,565
Intangible assets, net	8,946	11,385
Other assets	764	214

Total assets	$243,303	$230,561

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,012	$2,038
Accrued expenses	23,499	24,707
Deferred revenue, current portion	116,903	87,917
Other current liabilities	1,195	1,105

Total current liabilities	145,609	115,767
Deferred revenue, non-current portion	52,160	42,400
Other long-term liabilities	3,496	4,319

Total liabilities	201,265	162,486
Stockholders' equity:
Common stock	426	415
Treasury stock	(4,391)	(3,526)
Additional paid-in-capital	435,360	411,524
Accumulated other comprehensive loss	(19)	—
Accumulated deficit	(389,338)	(340,338)

Total stockholders' equity	42,038	68,075

Total liabilities and stockholders' equity	$243,303	$230,561

Rapid7, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue:
Products	$24,695	$18,883	$89,404	$63,407
Maintenance and support	10,366	7,849	37,403	26,903
Professional services	9,973	6,121	30,630	20,216

Total revenue	45,034	32,853	157,437	110,526
Cost of revenue:
Products	3,747	2,532	12,447	6,921
Maintenance and support	1,865	1,875	7,105	6,002
Professional services	6,070	4,555	20,173	16,321

Total cost of revenue	11,682	8,962	39,725	29,244

Total gross profit	33,352	23,891	117,712	81,282

Operating expenses:
Research and development	11,065	14,256	47,955	38,746
Sales and marketing	24,792	23,413	90,524	67,365
General and administrative	7,440	7,093	28,282	21,731

Total operating expenses	43,297	44,762	166,761	127,842

Loss from operations	(9,945)	(20,871)	(49,049)	(46,560)
Other income (expense), net:
Interest income (expense), net	76	(34)	131	(2,523)
Other income (expense), net	(293)	(87)	(109)	(278)

Loss before income taxes	(10,162)	(20,992)	(49,027)	(49,361)
Income tax (benefit) expense	(388)	114	(27)	496

Net loss	(9,774)	(21,106)	(49,000)	(49,857)
Accretion of preferred stock to redemption value	—	—	—	(35,061)
Beneficial conversion charge relating to IPO Participation Payment	—	—	—	(14,161)

Net loss attributable to common stockholders	$(9,774)	$(21,106)	$(49,000)	$(99,079)

Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.53)	$(1.19)	$(4.00)

Weighted-average common shares outstanding, basic and diluted	41,893,762	40,158,219	41,248,473	24,740,480

Rapid7, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Net loss	$(9,774)	$(21,106)	$(49,000)	$(49,857)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	1,395	1,652	6,725	5,352
Amortization of debt discount	—	—	—	1,129
Stock-based compensation expense	3,979	7,852	17,316	10,685
Provision for doubtful accounts	427	252	931	828
Impairment of long-lived assets	—	—	—	483
Deferred income taxes	75	119	75	119
Foreign currency remeasurement loss	224	63	58	153
Other non-cash expenses	54	79	222	209
Change in operating assets and liabilities:
Accounts receivable	(11,329)	(11,721)	(6,195)	(18,370)
Prepaid expenses and other assets	(2,447)	(1,266)	(3,523)	(1,787)
Accounts payable	1,070	(701)	1,619	(2,302)
Accrued expenses	3,185	5,111	1,578	6,702
Deferred revenue	19,800	19,800	38,748	44,868
Other liabilities	392	(61)	558	(119)

Net cash provided by (used in) operating activities	7,051	73	9,112	(1,907)

Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(35,467)	—	(38,811)
Purchases of property and equipment	(1,192)	(1,297)	(4,499)	(4,136)
Purchases of investments	(38,976)	—	(38,976)	—

Net cash used in investing activities	(40,168)	(36,764)	(43,475)	(42,947)

Cash flows from financing activities:
Proceeds from initial public offering and concurrent private placement, net of offering costs	—	(641)	—	112,275
Repayments of term loan and related termination fee	—	—	—	(18,540)
Deferred business acquisition payment	(1,392)	—	(1,392)	—
Payments of capital lease obligations	—	(66)	(68)	(253)
Taxes paid related to net share settlement of equity awards	(288)	—	(4,114)	—
Excess tax benefit from stock-based compensation	87	—	87	—
Proceeds from employee stock purchase plan	—	—	3,724	—
Proceeds from stock option exercises	406	29	2,924	1,304

Net cash (used in) provided by financing activities	(1,187)	(678)	1,161	94,786

Effects of exchange rates on cash and cash equivalents	(263)	(62)	(203)	(202)

Net (decrease) increase in cash and cash equivalents	(34,567)	(37,431)	(33,405)	49,730
Cash and cash equivalents, beginning of period	87,715	123,984	86,553	36,823

Cash and cash equivalents, end of period	$53,148	$86,553	$53,148	$86,553

Rapid7, Inc.

GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Total gross profit (GAAP)	$33,352	$23,891	$117,712	$81,282
Plus: Stock-based compensation expense[1]	165	329	610	532
Plus: Amortization of intangible assets[2]	444	448	1,782	1,212

Total gross profit (non-GAAP)	$33,961	$24,668	$120,104	$83,026

Gross margin (non-GAAP)	75%	75%	76%	75%
Gross profit (GAAP) - Products and Maintenance and support	$29,449	$22,325	$107,255	$77,387
Plus: Stock-based compensation expense	86	247	282	281
Plus: Amortization of intangible assets	444	448	1,782	1,212

Total gross profit (non-GAAP) - Products and Maintenance and support	$29,979	$23,020	$109,319	$78,880

Gross margin (non-GAAP) - Products and Maintenance and support	86%	86%	86%	87%
Gross profit (GAAP) - Professional services	$3,903	$1,566	$10,457	$3,895
Plus: Stock-based compensation expense	79	82	328	251

Total gross profit (non-GAAP) - Professional services	$3,982	$1,648	$10,785	$4,146

Gross margin (non-GAAP) - Professional services	40%	27%	35%	21%
Loss from operations (GAAP)	$(9,945)	$(20,871)	$(49,049)	$(46,560)
Plus: Stock-based compensation expense[1]	3,979	7,852	17,316	10,685
Plus: Amortization of intangible assets[2]	503	522	2,438	1,286
Plus: Acquisition related expenses[3]	—	375	—	1,342
Plus: Impairment of long-lived assets[4]	—	—	—	483

Loss from operations (non-GAAP)	$(5,463)	$(12,122)	$(29,295)	$(32,764)

Net loss attributable to common stockholders (GAAP)	$(9,774)	$(21,106)	$(49,000)	$(99,079)
Plus: Accretion of preferred stock to redemption value	—	—	—	35,061
Plus: Beneficial conversion charge relating to IPO Participation Payment	—	—	—	14,161

Net loss (GAAP)	(9,774)	(21,106)	(49,000)	(49,857)
Plus: Stock-based compensation expense[1]	3,979	7,852	17,316	10,685
Plus: Amortization of intangible assets[2]	503	522	2,438	1,286
Plus: Acquisition related expenses[3]	—	375	—	1,342
Plus: Impairment of long-lived assets[4]	—	—	—	483

Net loss (non-GAAP)	$(5,292)	$(12,357)	$(29,246)	$(36,061)

Net loss per share, basic and diluted (non-GAAP)	$(0.13)	$(0.31)	$(0.71)	$(1.46)
Weighted-average common shares outstanding, basic and diluted	41,893,762	40,158,219	41,248,473	24,740,480

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$165	$329	$610	$532
Research and development	1,437	4,093	6,054	5,010
Sales and marketing	1,154	2,411	6,607	3,139
General and administrative	1,223	1,019	4,045	2,004

[2] Includes amortization of intangible assets as follows:
Cost of revenue	$444	$448	$1,782	$1,212
Sales and marketing	39	27	154	27
General and administrative	20	47	502	47

[3] Includes acquisition related expenses as follows:
General and administrative	$—	$375	$—	$1,342

[4] Includes impairment of long-lived assets as follows:
Research and development	$—	$—	$—	$483